Farmer Mac Reports Third Quarter 2022 Results
- Outstanding Business Volume of $25.3 Billion -

WASHINGTON, D.C., November 7, 2022 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended September 30, 2022.

"I’m pleased to report another quarter of outstanding results, building upon the solid financial results we delivered in the first half of the year,” said President and Chief Executive Officer Brad Nordholm. "During the quarter, we continued to closely monitor the changing economic conditions and believe that we're well-positioned to withstand ongoing market volatility. Our capital base is strong and serves as a buffer against unexpected market developments while supporting our future growth and creating more opportunities for shareholder value."

Third Quarter 2022 Highlights
•Added $2.7 billion of gross business volume, resulting in net growth of $847.2 million
•Net interest income grew $8.9 million year-over-year to $67.9 million
•Net effective spread1 increased 17% from the prior-year period to a record $65.6 million
•Net income attributable to common stockholders of $34.6 million compared to $28.5 million in third quarter 2021
•Record Core earnings1 of $33.4 million, or $3.07 per diluted common share, reflecting 21% growth year-over-year
•90-day delinquencies were 0.17% across the entire $25.3 billion portfolio as of September 30, 2022

$ in thousands, except per share amounts	Quarter Ended
	Sept 30, 2022	Jun. 30, 2022	Sept 30, 2021	Sequential % Change	YoY % Change
Net Change in Business Volume	$847,247	$235,981	$921,629	N/A	N/A
Net Interest Income (GAAP)	$67,853	$63,914	$58,916	6%	15%
Net Effective Spread (Non-GAAP)	$65,641	$60,946	$55,925	8%	17%
Diluted EPS (GAAP)	$3.18	$3.23	$2.63	(2)%	21%
Core EPS (Non-GAAP)	$3.07	$2.83	$2.55	8%	20%

1 Non-GAAP Measure

Third Quarter 2022 Results

Spreads

Net interest income for third quarter 2022 was $67.9 million, an $8.9 million increase compared to $58.9 million in the prior-year period, primarily due to a $6.0 million increase from net new business volume and a $5.5 million decrease in funding costs, due to increasing yields on interest-earning assets on our short-term investments that are funded by non-interest bearing excess equity. Net interest yield was 1.04% in third quarter 2022 compared to 1.00% in the prior-year period.

Net effective spread, a non-GAAP measure, for third quarter 2022 was $65.6 million, a $9.7 million increase from $55.9 million in the prior-year period. The $9.7 million year-over-year increase in net effective spread in dollars was primarily due to a $7.1 million increase from net new business volume, a $2.3 million decrease in non-GAAP funding costs, due to increasing yields on interest-earning assets on our short-term investments that are funded by non-interest bearing excess equity, and a $0.6 million increase in cash-basis interest income. In percentage terms, the year-over-year increase of 0.04% was primarily attributable to an decrease of 0.01% in non-GAAP funding costs and an increase of 0.02% in net new business volume. In percentage terms, net effective spread was 1.03% in third quarter 2022, compared to 0.99% in the prior-year period.

Earnings

Farmer Mac's net income attributable to common stockholders for third quarter 2022 was $34.6 million ($3.18 per diluted common share), compared to $28.5 million ($2.63 per diluted common share) in the prior-year period. The $6.1 million year-over-year increase in net income attributable to common stockholders was due to a $7.1 million after-tax increase in net interest income and a $1.3 million after-tax increase in the fair value of undesignated financial derivatives. These factors were partially offset by a $1.8 million after-tax increase in operating expenses and a $0.4 million decrease in guarantee fees.

Farmer Mac enters into financial derivatives transactions to hedge interest rate risks inherent in its business and carries its financial derivatives at fair value in its consolidated financial statements. The fair value fluctuations of these financial derivatives are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported with GAAP if the derivatives are held to maturity, as is expected. Therefore, Farmer Mac uses core earnings, a non-GAAP measure that excludes the effects of fair value fluctuations, as a useful alternative measure to understand the business.

Farmer Mac's core earnings for third quarter 2022 were $33.4 million ($3.07 per diluted common share), compared to $27.6 million ($2.55 per diluted common share) in third quarter 2021. The $5.7 million year-over-year increase in core earnings was due to a $7.7 million after-tax increase in net effective spread, partially offset by a $1.8 million after-tax increase in operating expenses.

Business Volume

Farmer Mac's outstanding business volume was $25.3 billion as of September 30, 2022, a net increase of $0.8 billion from June 30, 2022 after taking into account all new business, maturities, sales, and paydowns on existing assets. The increase in volume was driven by broad-based portfolio growth across most of Farmer Mac's products and segments.

The $607.3 million net increase in Farm & Ranch during third quarter 2022 resulted from $1.9 billion of new purchases, commitments, and guarantees, mostly offset by $1.3 billion of scheduled maturities and repayments. Farmer Mac purchased a total of $303.9 million in loans, which was primarily driven by improved borrower economics albeit navigating a substantially higher interest rate environment. The $303.9 million in gross Farm & Ranch loan purchases was partially offset by $166.8 million in scheduled maturities and repayments.

Farmer Mac also purchased a total of $1.0 billion in Farm & Ranch AgVantage Securities during third quarter 2022, which primarily reflected the refinancing of maturing securities as well as financial counterparties seeking to add longer term AgVantage securities to manage their asset-liability maturity profile given recent increases in credit spreads and interest rates. The $1.0 billion in gross purchases was partially offset by $0.7 billion in scheduled maturities.

The $67.5 million net increase in Corporate AgFinance during third quarter 2022 resulted from $169.9 million of new purchases and commitments, which was offset by $102.5 million of scheduled maturities and repayments. Farmer Mac purchased a total of $136.0 million in loans, which was offset by $84.6 million in scheduled maturities and repayments. This net increase in loans was primarily due to Farmer Mac's continued focus to support loans to larger and more complex agribusinesses focused on food and fiber processing, and other food supply chain production.

The $124.2 million net increase in Rural Utilities during third quarter 2022 resulted from $547.1 million of new purchases, commitments, and guarantees, which was partially offset by $422.9 million of scheduled maturities and repayments. Farmer Mac purchased a total of $400.0 million in AgVantage Securities, $75.8 million in telecommunications loans and $60.0 million in electric distribution and generation and transmission loans. The $135.8 million in loan purchases was partially offset by $68.1 million in scheduled maturities and repayments.

The $48.2 million net increase in Renewable Energy during third quarter 2022 primarily reflects $61.7 million in loan purchases, partially offset by $13.4 million in repayments.

Credit

As of September 30, 2022, the total allowance for losses was $15.2 million, compared to $14.8 million as of June 30, 2022. The $0.5 million provision to the total allowance for losses in third quarter 2022 was comprised of a $0.4 million provision to the Rural Infrastructure Finance portfolio and a $0.1 million provision to the allowance for the Agricultural Finance portfolio. The $0.4 million provision to the allowance for the Rural Infrastructure portfolio was primarily due to new volume. The $0.1 million provision to the allowance for the Agricultural Finance portfolio was primarily due to a single agricultural storage and processing loan.
As of September 30, 2022, Farmer Mac's 90-day delinquencies were $44.2 million (0.42% of the Agricultural Finance Mortgage Loan portfolio), compared to $54.8 million (0.58% of the Agricultural Finance Mortgage Loan portfolio) as of September 30, 2021. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.17% of total outstanding business volume as of September 30, 2022, compared to 0.24% as of September 30, 2021.

Capital

As of September 30, 2022, Farmer Mac's core capital level was $1.3 billion, $513.9 million above the minimum capital level required by the company's statutory charter. Farmer Mac's Tier 1 capital ratio was 14.9% as of September 30, 2022.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's third quarter 2022 financial results will be held beginning at 4:30 p.m. eastern time on Monday, November 7, 2022, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for third quarter 2022 is in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, we have excluded from core earnings losses on retirement of preferred stock and the re-measurement of the deferred tax asset.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge accounting relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2021, filed February 28, 2022 with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural utilities indebtedness;
•the effect of economic conditions and geopolitics on agricultural mortgage or rural utilities lending, borrower repayment capacity, or collateral values, including fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, supply chain disruptions, increases in input costs, labor availability, volatility in commodity prices, and the effects of the conflict between Russia and Ukraine;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization and slow inflation;

•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather and drought, climate change, or fluctuations in agricultural real estate values; and
•the duration, mitigation efforts, spread, severity, and social and economic disruption of the COVID-19 pandemic and its effects on the business operations of agricultural and rural borrowers, the capital markets, and Farmer Mac's business operations.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2022	December 31, 2021
	(in thousands)
Assets:
Cash and cash equivalents	$868,234	$908,785
Investment securities:
Available-for-sale, at fair value (amortized cost of $4,590,696 and $3,834,714, respectively)	4,401,879	3,836,391
Held-to-maturity, at amortized cost	45,032	44,970
Other investments	2,106	1,229
Total Investment Securities	4,449,017	3,882,590
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $7,421,595 and $6,135,807, respectively)	6,974,002	6,328,559
Held-to-maturity, at amortized cost	1,328,039	2,033,239
Total Farmer Mac Guaranteed Securities	8,302,041	8,361,798
USDA Securities:
Trading, at fair value	1,851	4,401
Held-to-maturity, at amortized cost	2,428,638	2,436,331
Total USDA Securities	2,430,489	2,440,732
Loans:
Loans held for investment, at amortized cost	8,817,783	8,314,096
Loans held for investment in consolidated trusts, at amortized cost	1,120,403	948,623
Allowance for losses	(13,002)	(14,041)
Total loans, net of allowance	9,925,184	9,248,678
Financial derivatives, at fair value	49,968	6,081
Accrued interest receivable (includes $7,798 and $10,418, respectively, related to consolidated trusts)	167,962	165,604
Guarantee and commitment fees receivable	46,347	45,538
Deferred tax asset, net	18,978	15,869
Prepaid expenses and other assets	183,368	45,334
Total Assets	$26,441,588	$25,121,009

Liabilities and Equity:
Liabilities:
Notes payable	$23,500,657	$22,713,771
Debt securities of consolidated trusts held by third parties	1,090,539	981,379
Financial derivatives, at fair value	184,554	35,554
Accrued interest payable (includes $5,547 and $9,619, respectively, related to consolidated trusts)	90,821	59,003
Guarantee and commitment obligation	45,726	43,926
Accounts payable and accrued expenses	295,758	71,726
Reserve for losses	1,510	1,950
Total Liabilities	25,209,565	23,907,309
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,269,367 shares and 9,235,205 shares outstanding, respectively	9,269	9,235
Additional paid-in capital	128,117	125,993
Accumulated other comprehensive (loss)/income, net of tax	(63,589)	3,853
Retained earnings	672,164	588,557
Total Equity	1,232,023	1,213,700
Total Liabilities and Equity	$26,441,588	$25,121,009

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$21,581	$4,121	$38,497	$14,107
Farmer Mac Guaranteed Securities and USDA Securities	74,695	42,339	169,231	127,976
Loans	97,514	61,923	241,393	181,631
Total interest income	193,790	108,383	449,121	323,714
Total interest expense	125,937	49,467	251,816	155,599
Net interest income	67,853	58,916	197,305	168,115
(Provision for)/release of losses	(617)	(366)	699	(518)
Net interest income after (provision for)/release of losses	67,236	58,550	198,004	167,597
Non-interest income/(expense):
Guarantee and commitment fees	2,643	3,155	9,551	9,182
Gains/(losses) on financial derivatives	772	(888)	21,551	2,581
(Losses)/gains on trading securities	(41)	37	(75)	(38)
Gains on sale of available-for-sale investment securities	—	253	—	253
Release of reserve for losses	167	111	440	1,277
Other income	651	582	1,805	1,600
Non-interest income	4,192	3,250	33,272	14,855
Operating expenses:
Compensation and employee benefits	11,648	10,027	36,661	31,601
General and administrative	6,919	6,330	21,717	19,015
Regulatory fees	812	750	2,437	2,250
Operating expenses	19,379	17,107	60,815	52,866
Income before income taxes	52,049	44,693	170,461	129,586
Income tax expense	10,631	9,388	35,735	27,350
Net income	41,418	35,305	134,726	102,236
Preferred stock dividends	(6,791)	(6,774)	(20,374)	(17,885)
Net income attributable to common stockholders	$34,627	$28,531	$114,352	$84,351

Earnings per common share:
Basic earnings per common share	$3.21	$2.65	$10.61	$7.84
Diluted earnings per common share	$3.18	$2.63	$10.51	$7.79

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$34,627	$35,063	$28,531
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	6,441	2,846	(405)
(Losses)/gains on hedging activities due to fair value changes	(624)	428	1,818
Unrealized (losses)/gains on trading assets	(757)	(285)	36
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	24	(62)	23
Net effects of terminations or net settlements on financial derivatives	(3,522)	2,536	(351)
Income tax effect related to reconciling items	(327)	(1,148)	(236)
Sub-total	1,235	4,315	885
Core earnings	$33,392	$30,748	$27,646

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$65,641	$60,946	$55,925
Guarantee and commitment fees(2)	4,201	4,709	4,322
Other(3)	473	307	687
Total revenues	70,315	65,962	60,934

Credit related expense (GAAP):
Provision for/(release of) losses	450	(1,535)	255
Total credit related expense	450	(1,535)	255

Operating expenses (GAAP):
Compensation and employee benefits	11,648	11,715	10,027
General and administrative	6,919	7,520	6,330
Regulatory fees	812	813	750
Total operating expenses	19,379	20,048	17,107

Net earnings	50,486	47,449	43,572
Income tax expense(4)	10,303	9,909	9,152
Preferred stock dividends (GAAP)	6,791	6,792	6,774
Core earnings	$33,392	$30,748	$27,646

Core earnings per share:
Basic	$3.09	$2.85	$2.57
Diluted	$3.07	$2.83	$2.55
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$114,352	$84,351
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	11,899	(189)
Gains on hedging activities due to fair value changes	5,491	269
Unrealized losses on trading assets	(948)	(39)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(18)	59
Net effects of terminations or net settlements on financial derivatives	14,526	923
Income tax effect related to reconciling items	(6,499)	(215)
Sub-total	24,451	808
Core earnings	$89,901	$83,543

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$184,426	$166,335
Guarantee and commitment fees(2)	13,467	12,896
Other(3)	1,294	1,439
Total revenues	199,187	180,670

Credit related expense (GAAP):
Release of losses	(1,139)	(759)
Total credit related expense	(1,139)	(759)

Operating expenses (GAAP):
Compensation and employee benefits	36,661	31,601
General and administrative	21,717	19,015
Regulatory fees	2,437	2,250
Total operating expenses	60,815	52,866

Net earnings	139,511	128,563
Income tax expense(4)	29,236	27,135
Preferred stock dividends (GAAP)	20,374	17,885
Core earnings	$89,901	$83,543

Core earnings per share:
Basic	$8.33	$7.77
Diluted	$8.27	$7.71
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
GAAP - Basic EPS	$3.21	$3.25	$2.65	$10.61	$7.84
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.60	0.26	(0.04)	1.10	(0.02)
(Losses)/gains on hedging activities due to fair value changes	(0.06)	0.04	0.17	0.51	0.02
Unrealized losses on trading securities	(0.07)	(0.03)	—	(0.09)	—
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	(0.01)	—	—	0.01
Net effects of terminations or net settlements on financial derivatives	(0.32)	0.24	(0.03)	1.36	0.08
Income tax effect related to reconciling items	(0.03)	(0.10)	(0.02)	(0.60)	(0.02)
Sub-total	0.12	0.40	0.08	2.28	0.07
Core Earnings - Basic EPS	$3.09	$2.85	$2.57	$8.33	$7.77

Shares used in per share calculation (GAAP and Core Earnings)	10,799	10,796	10,766	10,787	10,756

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$3.18	$3.23	$2.63	$10.51	$7.79
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.59	0.26	(0.04)	1.09	(0.02)
(Losses)/gains on hedging activities due to fair value changes	(0.06)	0.04	0.17	0.50	0.02
Unrealized losses on trading securities	(0.07)	(0.03)	—	(0.09)	—
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	(0.01)	—	—	0.01
Net effects of terminations or net settlements on financial derivatives	(0.32)	0.23	(0.03)	1.34	0.09
Income tax effect related to reconciling items	(0.03)	(0.09)	(0.02)	(0.60)	(0.02)
Sub-total	0.11	0.40	0.08	2.24	0.08
Core Earnings - Diluted EPS	$3.07	$2.83	$2.55	$8.27	$7.71

Shares used in per share calculation (GAAP and Core Earnings)	10,874	10,864	10,842	10,875	10,834

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2022		June 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$67,853	1.04%	$63,914	1.00%	$58,916	1.00%	$197,305	1.03%	$168,115	0.96%
Net effects of consolidated trusts	(843)	0.02%	(1,183)	0.02%	(1,167)	0.02%	(3,044)	0.02%	(3,713)	0.02%
Expense related to undesignated financial derivatives	(2,613)	(0.05)%	(2,026)	(0.03)%	117	—%	(5,633)	(0.03)%	3,154	0.02%
Amortization of premiums/discounts on assets consolidated at fair value	(21)	—%	65	—%	(15)	—%	28	—%	(36)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	640	0.01%	725	0.01%	65	—%	1,723	0.01%	246	—%
Fair value changes on fair value hedge relationships	625	0.01%	(549)	(0.01)%	(1,991)	(0.03)%	(5,953)	(0.03)%	(1,431)	(0.01)%
Net effective spread	$65,641	1.03%	$60,946	0.99%	$55,925	0.99%	$184,426	1.00%	$166,335	0.99%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2022:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2022
	Agricultural Finance		Rural Infrastructure		Treasury		Corporate
	Farm & Ranch	Corporate AgFinance	Rural Utilities	Renewable Energy	Funding	Investments		Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$34,173	$7,600	$4,253	$705	$23,913	$(2,791)	$—	$—		$67,853
Less: reconciling adjustments(1)(2)(3)	(830)	—	(33)	—	(1,349)	—	—	2,212		—
Net effective spread	33,343	7,600	4,220	705	22,564	(2,791)	—	2,212		—
Guarantee and commitment fees	3,833	46	309	13	—	—	—	(1,558)		2,643
Other income/(expense)(3)	469	4	—	—	—	—	—	909		1,382
Total revenues	37,645	7,650	4,529	718	22,564	(2,791)	—	1,563		71,878

Release of/(provision for) losses	93	(333)	(414)	26	—	11	—	—		(617)

Release of reserve for losses	139	—	28	—	—	—	—	—		167
Operating expenses	—	—	—	—	—	—	(19,379)	—		(19,379)
Total non-interest expense	139	—	28	—	—	—	(19,379)	—		(19,212)
Core earnings before income taxes	37,877	7,317	4,143	744	22,564	(2,780)	(19,379)	1,563	(4)	52,049
Income tax (expense)/benefit	(7,953)	(1,536)	(869)	(156)	(4,739)	584	4,366	(328)		(10,631)
Core earnings before preferred stock dividends	29,924	5,781	3,274	588	17,825	(2,196)	(15,013)	1,235	(4)	41,418
Preferred stock dividends	—	—	—	—	—	—	(6,791)	—		(6,791)
Segment core earnings/(losses)	$29,924	$5,781	$3,274	$588	$17,825	$(2,196)	$(21,804)	$1,235	(4)	$34,627

Total Assets	$14,113,686	$1,558,139	$5,779,300	$186,832	$—	$4,608,868	$194,763	$—		$26,441,588
Total on- and off-balance sheet program assets at principal balance	$17,199,347	$1,634,786	$6,296,263	$196,242	$—	$—	$—	$—		$25,326,638
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains/(losses) on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of September 30, 2022	As of December 31, 2021
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,053,707	$4,775,070
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (Pass-Through)	On-balance sheet	823,106	948,623
Beneficial interests owned by third-party investors (Structured)	On-balance sheet	297,298	—
IO-FMGS(1)	On-balance sheet	11,092	12,297
USDA Securities	On-balance sheet	2,427,258	2,445,806
AgVantage Securities	On-balance sheet	5,305,000	4,725,000
LTSPCs and unfunded commitments	Off-balance sheet	2,752,373	2,587,154
Farmer Mac Guaranteed Securities	Off-balance sheet	509,114	578,358
Loans serviced for others	Off-balance sheet	20,399	22,331
Total Farm & Ranch		$17,199,347	$16,094,639
Corporate AgFinance:
Loans	On-balance sheet	$1,201,047	$1,123,300
AgVantage Securities	On-balance sheet	348,686	367,464
Unfunded Loan Commitments	Off-balance sheet	85,053	47,070
Total Corporate AgFinance		$1,634,786	$1,537,834
Total Agricultural Finance		$18,834,133	$17,632,473
Rural Infrastructure Finance:
Rural Utilities:
Loans	On-balance sheet	$2,699,415	$2,302,373
AgVantage Securities	On-balance sheet	3,062,829	3,033,262
LTSPCs and Unfunded Loan Commitments	Off-balance sheet	531,264	556,837
Farmer Mac Guaranteed Securities	Off-balance sheet	2,755	2,755
Total Rural Utilities		$6,296,263	$5,895,227
Renewable Energy:
Loans	On-balance sheet	$186,278	$86,763
Unfunded Loan Commitments	Off-balance sheet	9,964	—
Total Renewable Energy		$196,242	$86,763
Total Rural Infrastructure Finance		$6,492,505	$5,981,990
Total		$25,326,638	$23,614,463
(1)    An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread(1)
	Agricultural Finance				Rural Infrastructure Finance				Treasury
	Farm & Ranch		Corporate AgFinance		Rural Utilities		Renewable Energy		Funding		Investments		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2022(2)	$33,343	1.04%	$7,600	1.99%	$4,220	0.30%	$705	1.97%	$22,564	0.36%	$(2,791)	(0.21)%	$65,641	1.03%
June 30, 2022(1)	32,590	1.05%	6,929	1.87%	3,733	0.27%	468	1.78%	18,508	0.30%	(1,282)	(0.10)%	60,946	0.99%
March 31, 2022	30,354	1.02%	7,209	1.96%	3,159	0.23%	375	1.69%	16,738	0.28%	4	—%	57,839	0.97%
December 31, 2021	28,998	0.99%	6,321	1.84%	2,521	0.19%	356	1.53%	15,979	0.28%	158	0.01%	54,333	0.94%
September 30, 2021	28,914	1.06%	7,163	1.80%	2,067	0.16%	236	1.09%	17,386	0.31%	159	0.01%	55,925	0.99%
June 30, 2021	29,163	1.06%	6,676	1.65%	1,759	0.14%	378	1.80%	18,449	0.33%	126	0.01%	56,551	1.01%
March 31, 2021	26,461	0.98%	6,921	1.67%	1,720	0.14%	249	1.28%	18,394	0.33%	114	0.01%	53,859	0.97%
December 31, 2020	25,596	0.95%	6,237	1.53%	1,838	0.15%	123	1.20%	20,585	0.37%	143	0.01%	54,522	0.98%
September 30, 2020	23,735	0.89%	5,786	1.45%	2,022	0.16%	75	1.19%	20,034	0.37%	150	0.01%	51,802	0.96%
(1)Farmer Mac excludes the Corporate segment in the presentation above because the segment does not have any interest-earning assets.
(2)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended September 30, 2022.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	September 2022	June 2022	March 2022	December 2021	September 2021	June 2021	March 2021	December 2020	September 2020
	(in thousands)
Revenues:
Net effective spread	$65,641	$60,946	$57,839	$54,333	$55,925	$56,551	$53,859	$54,522	$51,802
Guarantee and commitment fees	4,201	4,709	4,557	4,637	4,322	4,334	4,240	4,652	4,659
Gain on sale of mortgage loans	—	—	—	6,539	—	—	—	—	—
Other	473	307	514	241	687	301	451	512	453
Total revenues	70,315	65,962	62,910	65,750	60,934	61,186	58,550	59,686	56,914

Credit related expense/(income):
Provision for/(release of) losses	450	(1,535)	(54)	(1,428)	255	(983)	(31)	2,973	1,200
REO operating expenses	—	—	—	—	—	—	—	—	—
Losses on sale of REO	—	—	—	—	—	—	—	22	—
Total credit related expense/(income)	450	(1,535)	(54)	(1,428)	255	(983)	(31)	2,995	1,200

Operating expenses:
Compensation and employee benefits	11,648	11,715	13,298	11,246	10,027	9,779	11,795	9,497	8,791
General and administrative	6,919	7,520	7,278	8,492	6,330	6,349	6,336	6,274	5,044
Regulatory fees	812	813	812	812	750	750	750	750	725
Total operating expenses	19,379	20,048	21,388	20,550	17,107	16,878	18,881	16,521	14,560

Net earnings	50,486	47,449	41,576	46,628	43,572	45,291	39,700	40,170	41,154
Income tax expense	10,303	9,909	9,024	9,809	9,152	9,463	8,520	8,470	8,297
Preferred stock dividends	6,791	6,792	6,791	6,792	6,774	5,842	5,269	5,269	5,166
Core earnings	$33,392	$30,748	$25,761	$30,027	$27,646	$29,986	$25,911	$26,431	$27,691

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$6,441	$2,846	$2,612	$(1,242)	$(405)	$(3,020)	$3,236	$(3,005)	$(4,286)
(Losses)/gains on hedging activities due to fair value changes	(624)	428	5,687	(2,079)	1,818	(5,866)	4,317	7,954	1,562
Unrealized (losses)/gains on trading assets	(757)	(285)	94	(76)	36	(61)	(14)	223	(258)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	24	(62)	20	71	23	20	16	(77)	97
Net effects of terminations or net settlements on financial derivatives	(3,522)	2,536	15,512	(429)	(351)	109	1,165	1,583	233
Issuance costs on the retirement of preferred stock	—	—	—	—	—	—	—	—	(1,667)
Income tax effect related to reconciling items	(327)	(1,148)	(5,024)	789	(236)	1,852	(1,831)	(1,403)	556
Net income attributable to common stockholders	$34,627	$35,063	$44,662	$27,061	$28,531	$23,020	$32,800	$31,706	$23,928